UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2010

WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637 (Commission File Number)	41-0992135 (IRS Employer Identification No.)

1950 Excel Drive
Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)

(507) 625-7231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2010, Winland Electronics, Inc. ("Winland") and PrinSource Capital Companies, LLC ("PrinSource") entered into an Accounts Receivable Agreement (the "Agreement").  The Agreement continues in full force and effect until August 18, 2011 ("Initial Termination Date") and shall automatically and continually renew for successive periods of twelve months (each such period referred to as a "Renewal Period") from the Initial Termination Date or the end of a Renewal Period subject to certain conditions contained in the Agreement.

The Agreement allows PrinSource to purchase from Winland certain eligible accounts based on PrinSource's sole and absolute discretion.  Upon approval and accpetance by Prinsource, PrinSource will pay Winland seventy-five percent (75%) of the eligible account (the "Part Payment") prior to such receivable actually being paid to Winland.  Upon the payment of such receivable to Winland, Prinsource will pay to Winland one hundred percent (100%) of such eligible account, reduced by a per diem fee equal to 1/18th (one eighteenth of one percent) per day from the time that the Part Payment was made by PrinSource to Winland and a one-time processing fee equal to 1/4% (twenty-five hundredths of one percent).  Winland agrees to generate a minimum of fees monthly ("Monthly Minimum") equal to $2,500.00 for per diem and processing fees.

The entire Accounts Receivable Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:
	10.1	Accounts Receivable Agreement between the Company and PrinSource Capital Companies, LLC dated August 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winland Electronics, Inc.

Date: August 24, 2010	By:	/s/ Glenn A. Kermes
Glenn A. Kermes
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
August 18, 2010	1-15637

WINLAND ELECTRONICS, INC.

EXHIBIT NO.	ITEM
10.1	Accounts Receivable Agreement between the Company and PrinSource Capital Companies, LLC dated August 18, 2010.